EXHIBIT 99.1

Terra Tech Corp. Provides Strategic Business Update for 2018

Company secures $40 million financing to drive expansion strategy

Irvine, CA — March 12, 2018 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, today provided a business update for 2018. These topics will be discussed in more detail on the Company’s earnings call this Thursday, March 15th, details of which can be found on the Company’s website.

Business Update:

•	Company secures $40 million investment, to be made in eight tranches of $5 million over 24 months
•	Capex to be directed toward the build out of the Company’s cultivation, extraction and retail infrastructure in California, Nevada and New Jersey
•	Capital injection positions the Company to leverage M&A opportunities and ramp its sales and marketing strategy
•	1 for 15 reverse split to be effected on March 13, 2018, to position the Company for a potential uplisting

Derek Peterson, Chief Executive Officer of Terra Tech, commented, “We continue to make significant headway executing on our strategy to position Terra Tech as a foremost player in the multi-billion dollar legal cannabis market. Our Blüm retail dispensaries and wholesale high grade ‘IVXX™’ flowers and oils have emerged as leaders in the California and Nevada markets, cementing our reputation as a premium brand and driving rapid revenue growth for the Company over the past several quarters. Securing this capital injection will allow us to navigate Terra Tech through the next stage of its growth trajectory as we scale the business to provide for our large and growing customer base. The funds will be used to develop the Company’s cannabis cultivation and retail infrastructure in California and Nevada, as well as to complete the build out of a major new pack house in New Jersey to serve our Edible Garden subsidiary and position the Company to penetrate the New Jersey cannabis market, which is expected to legalize adult-use cannabis this year. It will also position the Company to take advantage of M&A opportunities as they arise. Our aggressive expansion plan is designed to build value for shareholders by further entrenching Terra Tech in the cannabis industry and securing our position as nationwide leaders in both the wholesale and retail markets. We are also effecting a reverse split in conjunction with the capital raise which is intended to increase the per share trading price of Terra Tech’s common stock to satisfy the minimum bid price requirement for uplisting to a major stock exchange.”

California:

•	Oakland: Terra Tech is constructing a 13,000-square-foot cultivation facility which has the capacity to produce up to one metric ton, or 2,000 pounds, of cannabis per year. The facility is expected to be fully operational by mid-2018. The Company has also operated its Blüm, Oakland dispensary since March 2016.
•	San Leandro: The Company is currently constructing a Blüm dispensary and extraction facility, both of which are expected to open in the second half of 2018.
•	Santa Ana: The Company started operating its Blüm, Santa Ana, dispensary in September 2017, to strong demand. Upon receiving regulatory approval from the city of Santa Ana, Terra Tech will acquire the cannabis retail permit associated with the dispensary for no additional consideration. On February 1, the Company submitted applications to open two additional retail dispensaries in Santa Ana and expects the City to announce whether these are approved in the next few months.
•	In addition to its organic growth strategy, the Company continues to explore M&A opportunities in California.
•	Through organic growth and its M&A strategy, the Company expects to achieve a footprint within the California market that allows for the production of up to 20,000 pounds per year of cannabis.

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Nevada:

•	The Company has completed construction of a new 30,000 square foot cannabis cultivation facility in Sparks, NV and a 15,000 square foot cannabis extraction facility in Reno, NV, through a joint venture with NuLeaf. The Company is awaiting final State approval to begin IVXX production at the Reno facility.
•	The Company currently operates four Blüm dispensaries in Nevada that serve the adult-use and medical markets.

New Jersey:

•	The Company is constructing a major new pack house in New Jersey to distribute salads and leafy greens for its subsidiary, Edible Garden.
•	Building out this extensive infrastructure will also position the Company to penetrate the New Jersey cannabis market, which is expected to legalize adult use cannabis in 2018.

Reverse Split

The Company will effect a 1-for-15 reverse stock split of its outstanding common stock. The reverse stock split is intended to increase the per share trading price of Terra Tech’s common stock to satisfy the minimum bid price requirement for uplisting to a major stock exchange. This will be effective for trading purposes as of the commencement of trading on Tuesday, March 13, 2018. The Company’s common stock will begin trading on a post-split basis on Tuesday, March 13, 2018. The Company’s trading symbol on Tuesday, March 13, 2018 will change to “TRTCD”. The “D” will be removed 20 business days from that date, and the symbol will revert to the original symbol of “TRTC.” As a result of the reverse stock split, every fifteen pre-split shares of common stock outstanding will become one share of common stock. The reverse split will also apply to common stock issuable upon the exercise of Terra Tech’s outstanding warrants and stock options, and to holders of preferred stock. The number of authorized shares of common stock will not change. In connection with the reverse stock split, the Company’s CUSIP number will change to 88102J209.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.’s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.’s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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